Exhibit 10.25

(English Translation)

Confidentiality & Non-competition Agreement

Party A: MenQ Technology Group Limited

Party B: _____________________

Party B hereby promises and ensures that Party B shall be in charge of, or obligated to keep confidential against all commercial confidentialities in connection to company’s business and acquired from work (collectively, “Commercial Confidentiality”) for the purpose of safeguard legal rights and interests from Party A and assurance of smooth development of Party A and its subsidiaries’ business. Party A and Party B (collectively, “Both Parties”), with their negotiation and consensus, entered into this agreement. The articles hereof are as following:

1.	Scope of “Commercial Confidentiality”

“Commercial Confidentiality” hereof means that materials and information are not the knowledge of, or disclosed to public (no matter how such was stored or fixed on any carrier), included but not limited:

1.1

Files, records or materials from company include all kinds of contracts (no matter how such was made out in writing), personnel dossier, staff datum, administrative documentation, suppliers, partners and trade partners etc;

1.2

Any materials with respects to development of company’s software are, included but not limited, development of products & manufacture plan, development & establishment of network, software & program and design drawing etc;

1.3

Marketing and distribution materials include cost, agents’ information, distribution materials, market promotion plan, pricing strategy, sale channel, sale model, marketing plan, quotation and clients materials etc;

1.4	Financial information and materials, opening-account materials, shareholder materials and investment information from company etc;

1.5	Intellectual property from company (no matter that such is owned by company or jointly owned by company and other parties, or developed at present or in the future), included but not limited:

a.	Trademarks from company, and related to software or products from other companies, regardless of letters, graphics or combination of both;

b.	Ownership of company’s software (include possession, usage, proceeds and punishment etc). “Software” means, included but not limited, software, source program and all codes;

c.	All intellectual property related to company’s software and all rights related to patent (defined hereinafter)

d.

Know-how of exclusive technology from company include but not limit technology knowledge which was not disclosed and acquired legal protection from industry property, analysis method, analysis data, design drawing, technical process, formula, manufacture data and other data, technical specification, quality control and management etc knowledge, and include source program, code, checking documents and results, all reports and forms, records and information etc documentation (collectively, “exclusive technology”);

e.

Information and materials which could generate economic benefits or is practical and took appropriate confidential measures for them by company; other technical information and operational materials which could be used for peace, sale and operation of company.

2.	Obligation to Confidentiality from Party B

Party B hereby promises during his/her position or after his resignation:

2.1

Party B shall not disclose, leak or reveal “Commercial Confidentiality” to any third party (regardless of natural or legal person) or use “Commercial Confidentiality” in any manner, and allowed or authorize to any third party to use “Commercial Confidentiality” in undue or malfeasant manner without previous written approval from Party A.

2.2

Party A shall have the right to request punishment against Party B pursuant to Article 3 hereof and be indemnified against losses in accordance with law of People’s Republic of China, in the event that Party B disclose, leak or reveal and unduly use “Commercial Confidentiality”, or “Commercial Confidentiality” used by any third party in undue or malfeasant manner due to Party B.

2.3	Party B shall prevent any third party from stealing or filching “Commercial Confidentiality” by taking all possible measures.

2.4

“Usage in undue or malfeasant manner  ” set forth in Clause 2.1 above include but not limit steal, fraud, menace, bribe, duplicate, in violation of confidentiality, or seducing someone from violation of confidentiality or other similar manner.

3.	Punishment for Breach of Discipline

3.1

Party B shall be investigated and punished accordingly upon detection of breach of discipline from Party B in the event that Party B disclose, leak or reveal “Commercial Confidentiality” to any third party for whatever reasons or use in undue or malfeasant manner, or allow or authorize to any third party to use “Commercial Confidentiality” without previous written approval from Party A. Party B shall indemnified against losses arouse out of such actions.

3.2

Party A shall do administrative or/and economic punishments against Party B in accordance with rules and regulations from Party A and laws of People’s Republic of China in the event that company suffers from losses due to Party B’s violation of this agreement or laws of People’s Republic of China. Administrative punishment includes notice, criticism, record of a demerit, demotion, on leave without pay until dismissal; economic punishments include withholding bonus for the month or reducing salary. Party A shall have the right to ascertain the indemnification from Party B in legal manner relying on the severity of losses.

4.	Non-competitive

4.1

Party B hereby promises that Party B shall not have part-time jobs and engage in or take part in any business or activities which are possible to influence on company’s business without permission during his/her position

4.2	Party B, at his/her position of after resignation, hereby promises:

	a.	Party B shall not establish any business relationship with clients, suppliers, partners, trade partners or staff, which could results in competitiveness with company’s business;

	b.	Party B shall not harass or seduce other staff to resign from position;

4.3

Party B shall not work at other companies with similar business and competition and engage in or establish companies with similar business within eighteen months as of the date of resignation for any reason.

5.	Obligation to return

Party B shall return all “Commercial Confidentiality” to Party A which were held, used or controlled by Party B, and Party B hereby promises and ensures that Party shall be notified whether there is any “Commercial Confidentiality” stored in Party B’s computer; if any, Party B shall delete or clear away all “Commercial Confidentiality” with instruction from Party A prior to resignation for whatever reasons.

6.	Right Transfer

6.1

Party B hereby agrees that all rights to research, invention, creation or improvement (include but not limit intellectual property) for performance of task from Party A or completed by using material conditions from Party A, no matter which are with respects to products, technology, manufacture mode, operation and management mode, marketing strategy, mark usage or other aspects shall belong to Party A (except signature authority from Party B in accordance with rules and regulations). Party B shall not authorize any third party to use such rights without previous written approval from Party A.

6.2

Party B hereby agrees that Party B shall transfer research, invention, creation or improvement aforesaid to Party A with request from Party A at any time during his/her position or within two years after resignation, and assist Party A in going through application formalities within reasonable time in mainland of China and overseas in order to Party A obtain or maintain rights aforesaid, and all matters as necessary for this purpose with request from Party A within reasonable time.

7.	Indemnification and remediation

Party B shall be punished pursuant to Article 3, and indemnify any losses against Party A in the event of violation of any articles hereof. Party A has the right to force Party B to take all reasonable remedies in legal or fair manner.

8.	Waiver

In the event that either party is going to waive any rights set forth in this agreement, the waiver shall be approved by the other party in writing; otherwise, it shall be deemed invalid. Either party can not use the right granted in this agreement which shall not be deemed waiver and has no influence on related right or indemnification; however, waiver in writing aforesaid (unless stipulated extra) shall be deemed one-time but not abidingly waiver, which has no influence on other rights to performance of other articles hereof.

9.	Effectiveness

This agreement shall be effect as of the date of execution.

10.	Modification

Any modification, adding or deleting of any articles hereof shall be deemed valid with written approval from both parties.

11.	Settlement of Dispute

Both parties shall negotiate in friendly manner or mediate via neutral third party in the first place in connection with disputes arouse out of fulfillment of this agreement. If mediation does not work or either party is unwilling to mediate, any party could bring up lawsuit to local court.

12.	Applicable Law

This agreement shall be governed by Law of People’s Republic of China.

13.	Others

The promise from Party B specified in this agreement shall be the precondition which Party A is willing to employ Party B. Party B accepts employment from Party A and executes Labor Contract which shall be deemed voluntarily binding to promises aforesaid.

Both parties certify that this agreement, to the best knowledge, shall be executed.

This agreement shall be made out in duplicate. Party B shall be held one copy and go through related matters pursuant to related rules and regulations. Party A should hand over one copy to Party B and assist in Party B going through related acceptance matters; otherwise, Party A shall be borne related legal liabilities.

Party A:

(Seal)

Date

Party B:

(Seal)

Date